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                                                                     EXHIBIT 4.3








                          REDIFF COMMUNICATION LIMITED

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               AMENDED AND RESTATED SHAREHOLDERS' RIGHTS AGREEMENT

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                                TABLE OF CONTENTS

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                                                                                               PAGE

1.      Information and Inspection Rights........................................................2
        1.1    Annual Financial Statements.......................................................2
        1.2    Quarterly Financial Statements....................................................2
        1.3    Monthly Financial Statements......................................................2
        1.4    Annual Budget and Business Plan...................................................2
        1.5    Additional Information............................................................3
        1.6    Termination of Covenants..........................................................3

2.      Registration Rights......................................................................3
        2.1    Certain Definitions...............................................................3
        2.2    Demand Registration...............................................................5
        2.3    Company Registration..............................................................6
        2.4    Expenses of Registration..........................................................7
        2.5    Registration on Form F-3..........................................................7
        2.6    Registration Procedures...........................................................8
        2.7    Delay of Registration.............................................................9
        2.8    Information by Holder.............................................................9
        2.9    Rule 144 Reporting................................................................9
        2.10   Transfer of Registration Rights..................................................10
        2.11   Standoff Agreement...............................................................10
        2.12   Termination of Registration Rights...............................................10
        2.13   Allocation of Registration Opportunities.........................................10

3.      Preemptive Rights.......................................................................11
        3.1    General..........................................................................11
        3.2    Right of First Refusal...........................................................11
        3.3    Termination of  Right of First Refusal...........................................12

4.      Co-Sale Rights..........................................................................12
        4.1    General..........................................................................12
        4.2    Notice of Proposed Transfer......................................................12
        4.3    Right to Participate.............................................................13
        4.4    Qualified Participation..........................................................13
        4.5    Deed of Adherence................................................................13
        4.6    Restrictions Imposed by Transferee...............................................13
        4.7    Continuing Rights................................................................13
        4.8    Invalid Transfers................................................................13
        4.9    Permitted Transferees............................................................13
        4.10   Termination of Co-Sale Rights....................................................14

5.      Company Covenants.......................................................................14
        5.1    Employment Labor Laws............................................................14
        5.2    Insurance........................................................................14
        5.3    Resignation of Directors.........................................................14
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                                                                               PAGE
        5.4    Compliance with Environmental, Health and Safety Laws............................14
        5.5    Share Certificates...............................................................14
        5.6    Material Events..................................................................15
        5.7    Force Majeure....................................................................15
        5.8    Investor Consents................................................................15
        5.9    Confidentiality..................................................................15

6.      Miscellaneous...........................................................................16
        6.1    Creation of Encumbrance on Equity Shares.........................................16
        6.2    Additional Investors.............................................................16
        6.3    Waivers and Amendments...........................................................16
        6.4    Notices..........................................................................17
        6.5    Descriptive Headings.............................................................17
        6.6    Governing Law....................................................................17
        6.7    Counterparts.....................................................................17
        6.8    Expenses.........................................................................17
        6.9    Successors and Assigns...........................................................17
        6.10   Entire Agreement.................................................................17
        6.11   Separability; Severability.......................................................17
        6.12   Stock Splits.....................................................................17
        6.13   Aggregation of Stock.............................................................17

7.      Arbitration.............................................................................18

8.      Termination.............................................................................18

9.      Supercession............................................................................18
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                            REDIFF.COM INDIA LIMITED

               AMENDED AND RESTATED SHAREHOLDERS'RIGHTS AGREEMENT

        THIS AGREEMENT is made as of February ____, 2000, among Rediff.com India
Limited, formerly Rediff Communication Limited, a public company with limited liability incorporated in the Republic of India (the "Company") and the holders of the Company's equity shares (the "Shares") listed on Exhibit A hereto (each either an "Investor" or "Promoter" as listed on Exhibit A hereto, and collectively hereinafter referred to as "Shareholders").

                                    RECITALS

        WHEREAS, the Company the Shareholders have previously entered into agreements governing the registration and other rights of the Shareholders in the following nine agreements (collectively, the "Prior Agreements"):

        1) Shareholders Agreement dated April 3, 1998 between the Company and Draper-India International;

        2)      Share Agreement dated August 25, 1998 between the Company and
                Intel Corporation;

        3) Shareholder Agreement dated April 23, 1999 between the Company and Queenswood Investments Limited;

        4)      Share Subscription Agreement dated December 28, 1999 between the
                Company and Pacific Century Cyberworks India Private Limited;

        5)      Share Subscription Agreement dated December 28, 1999 between the
                Company and Citicorp Finance (India) Limited;

        6)      Shareholder Agreement dated December 28, 1999 between the
                Company and GE Capital Services India;

        7)      Promoters Agreement dated December 28, 1999 between the
                Promoters and GE Capital Services India;

        8)      Promoters Agreement dated December 28, 1999 between the
                Promoters and Citicorp Finance (India) Limited; and

        9)      Promoters Agreement dated December 28, 1999 between the
                Promoters and Pacific Century Cyberworks India Private Limited.

        WHEREAS, the parties desire to supercede and replace in their entirety the Prior Agreements with the Agreement, which shall provide for certain rights regarding registration of the Company's securities under the laws and regulations of India ("Registration Rights"), certain preemptive rights regarding the Company's equity offerings ("Preemptive Rights"), certain rights to information ("Information Rights") and certain other rights and covenants
("Other Rights").



        NOW, THEREFORE, the parties agree as follows:

        1. Information and Inspection Rights.

               1.1 Annual Financial Statements. So long as a Shareholder (and its affiliates) holds any equity shares of the Company, the Company will provide to each Shareholder as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with United States generally accepted accounting principles ("GAAP") and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and all certified by an internationally recognized public accounting firm.

               1.2 Quarterly Financial Statements. So long as a Shareholder (and its affiliates) holds any equity shares of the Company, the Company shall provide such Shareholder as soon as practicable after the end of each quarter and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, consolidated statements of income, and a consolidated statement of cash flow of the Company and its subsidiaries for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures for such period and for the current fiscal year then reported, prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP and provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

               1.3 Monthly Financial Statements. So long as a Shareholder (and its affiliates) holds at least three percent (3%) of the current outstanding equity shares of the Company, the Company shall provide such Shareholder as soon as practicable after the end of each month and in any event within 20 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, consolidated statements of income, and a consolidated statement of cash flow of the Company and its subsidiaries for such period prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP and provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so), subject to changes resulting from audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

               1.4 Annual Budget and Business Plan. So long as a Shareholder (and its affiliates) holds any equity shares of the Company, the Company shall provide, as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months, and as soon as prepared, any other budgets or revised budgets prepared by the Company.

               1.5 Additional Information. So long as a Shareholder (and its affiliates) holds at least three percent (3%) of the current outstanding equity shares of the Company, the Company will allow such Shareholder to visit and inspect any of the properties of the Company (upon reasonable advance notice) and will deliver or provide to such Shareholder with reasonable promptness, (i) copies of all notices, minutes, consents and the like provided to the Board of Directors of the Company, and (ii) such other information and data, including access to books, records, officers and accountants, with respect to the Company and its subsidiaries as any such Shareholder may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide any information that it considers in good faith to be a trade secret, to contain confidential or classified information or to conflict with its competitive interests.

               1.6 Termination of Covenants. The rights set forth in this
Section 1 shall terminate and be of no further force or effect upon the closing of a public offering of the Company's securities pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Exchange Act"), or on the date the Company otherwise becomes subject to the reporting requirements under Section 13 or 15(d) of the Securities Exchange Act, as amended, whichever first occurs; provided, however that the Company shall be required to comply with the covenants in this Section 1 so long as it does not report pursuant to the reporting requirements of a United States domestic corporation under Section 13 or 15(d) of the Securities and Exchange Act.

        2. Registration Rights.

               2.1 Certain Definitions As used in this Section 2, the following terms shall have the following respective meanings:

                      (a) "Affiliate" means with respect to any Person (the "Specified Person"), any Person other than the Specified Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Specified Person. For purposes of this definition, the term "control" when used with respect to any Person means the beneficial ownership, directly or indirectly, of more than 25% of the voting securities of such Person, or the ability to control the composition or the decisions of the Board of Directors, or the possession of the power to direct or cause the direction of the management and policies of such Person by virtue of the Articles of Association or an Agreement or contract or otherwise. For purposes hereof, the term "Person" includes any legal or natural person, partnership, firm, trust, corporation, government or local municipality, department or other body (whether corporate or unincorporated).

                      (b) "Commission" shall mean (i) with respect to U.S. registration (as defined below) the United States Securities and Exchange Commission or any other federal United States agency at the time administering the Securities Act and (ii) with respect to an Indian registration (as defined below), the Securities and Exchange Board of India or any successor agency.

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


                      (c) "Holder" shall mean the Investors holding Registrable Securities or securities convertible or exercisable into Registrable Securities and any person holding such securities to whom the rights under this Section 2 have been transferred in accordance with Section 2.11 hereof.

                      (d) "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold at least 30% of the Registrable Securities.

                      (e) "Participating Holders" shall mean any Holder or Holders who propose to distribute their securities through a registration pursuant to this Section 2.

                      (f) "Registrable Securities" means the equity shares issued by the Company and any other securities issuable upon any stock split, stock dividend, recapitalization, or similar event; provided however, with respect to a U.S. registration that equity shares or other securities shall only be treated as Registrable Securities for purposes of Section 2.3 hereof (A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) prior to the date such securities have been sold or are all available for immediate sale in the opinion of counsel to the Company in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale.

                      (g) The terms "register," "registered" and "registration" refer to (i) a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement (a "U.S. registration") or
(ii) a listing of any Registrable Securities, on either the National Stock Exchange or the Stock Exchange, Mumbai in accordance with the by-laws, rules and regulations of the appropriate stock exchance and the guidelines, rules and regulations of the Commission (an "Indian registration").

                      (h) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2 and 2.3 hereof (but excluding underwriting discounts and commissions).

                      (i) "Restricted Securities" shall mean the securities of the Company required to bear a legend indicating that transfer is restricted in the absence of registration.

                      (j) "Securities Act" shall mean (i) with respect to a U.S. registration the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time and (ii) with respect to an Indian registration, the securities laws of India.

                      (k) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

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

        2.2 Demand Registration.

                      (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect a registration, qualification or compliance with respect to shares of Registrable Securities on either the Nasdaq National Market, the National Stock Exchange of India or the Stock Exchange, Mumbai (the "Stock Exchanges"), the Company will
(1) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (2) as soon as practicable (but within 120 days after receipt of the request of the Initiating Holders), use its commercially reasonable best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable federal regulations and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2(a):

                          (i) Prior to the earlier of December 31, 2002; or six
(6) months after the effective date of any Indian law, regulation, or other governmental order allowing the Company's equity shares to be offered to the public on a Stock Exchange;

                          (ii) After the Company has effected two registrations
pursuant to this Section 2.2(a), which registrations have been declared or ordered effective;

                          (iii) If the Company shall furnish to such Holders a
certificate signed by the Managing Director of the Company stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.2 shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

                      (b) Underwriting. In the event that a registration pursuant to this Section 2.2 is for a registered public offering on a Stock Exchange involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.2(a). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

                          (i) The Company shall, together with all Participating
Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and reasonably acceptable to a majority of the Participating


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



Holders. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

                          (ii) If any Holder of Registrable Securities
disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

               2.3 Company Registration

                      (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 2.2 or 2.5 hereof), other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, or a registration on any registration form that does not permit secondary sales, the Company will:

                          (i) Promptly give to each Holder written notice
thereof; and

                          (ii) Use its commercially reasonable best efforts to
include in such registration (and any related qualification under blue sky laws or oher compliance), except as set forth in Section 2.3 below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice of the Company described in clause
(i) above is mailed or delivered by the Company. Such written notice may specify all or a part of a Holder's Registrable Securities.

                      (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an agreement with the underwriter or underwriters selected by the Company.

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

                      Notwithstanding any other provision in this Section 2.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section
2.13. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                          (i) If shares are so withdrawn from the registration
or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 2.13 hereof.

               2.4 Expenses of Registration. All Registration Expenses, including the reasonable fees and expenses of one (1) special counsel to the selling Holders, incurred in connection with registrations pursuant to Sections 2.2, 2.3 and 2.5 hereof shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 2.2 and subsequently withdrawn by the holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 2.2 hereof. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered.

               2.5 Registration on Form F-3.

                      (a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form F-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form F-3, in addition to the rights contained in the foregoing provisions of this
Section 2, the Holders of Registrable Securities shall have the right to request registrations on Form F-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration if (i) the holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form F-3 at an aggregate price to the public of less than $1,000,000, or (ii) in the event that the Company shall furnish the certification described in paragraph 2.2(a)(iii) (but subject to the limitations set forth therein) or (iii) in a given twelve-month period, the Company has effected one (1) such registration in such period or (iv) it is to be effected more than five (5) years after the Company's initial public offering.

                      (b) If a request complying with the requirements of
Section 2.6(a) hereof is delivered by the Company, the provisions of Sections 2.2(a)(1) and (2) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Section 2.2(b) hereof shall apply to such registration.

        2.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                      (a) Prepare and file with the Commission a registration statement or equivalent thereof with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the Registration Statement has been completed;

                      (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of Indian law with respect to the disposition of all securities covered by such registration statement.

                      (c) Furnish to the Participating Holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                      (d) Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by the Participating Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction.

                      (e) In the event of any underwritten public offering on a Stock Exchange, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder shall also enter into and perform its obligations under such an agreement.

                      (f) Notify each Participating Holder at any time when a prospectus relating thereto is required to be delivered under Indian law or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                      (g) Cause all securities covered by such registration statement to be listed on at least one of the Stock Exchanges and for this purpose enter into and perform its obligations under any listing agreement or other agreement as may be required.

                      (h) Provide a transfer agent and registrar for all securities covered by such registration statement.

                      (i) Furnish, at the request of any Participating Holder, on the date that the securities are delivered to the underwriters for sale in connection with a registration being sold through underwriters, (i) to the extent customary with Indian practices, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering on a Stock Exchange, addressed to the underwriters, if any, and to the Participating Holders and (ii) to the extent customary with Indian practices, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering on a Stock Exchange, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

        2.8 Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

        2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the United States Securities and Exchange Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the equity shares of the Company, the Company agrees to use its commercially reasonable best efforts to:

                      (a) Make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                      (b) File with the United States Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                      (c) So long as a Shareholder owns any Restricted Securities, upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said

Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public in the United States), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Shareholder may reasonably request in availing itself of any rule or regulation of the United States Securities and Exchange Commission allowing a Shareholder to sell any such securities without registration in the United States.

        2.10 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 2.2 may be assigned (i) to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 10,000 equity shares (or any lesser amount if all of such Holder's Registrable Securities are transferred or assigned to a transferee) of Registrable Securities, or (ii) to any transferee or assignee that is a constituent partner or an Affiliate of a Holder or the estate of such constituent partner, or to any transferee or assignee who is a family member of the Holder or a trust for the benefit of the Holder or any family member of the Holder, provided that, with respect to each such transfer or assignment, the Company be give a prior written notice of the transfer, the transferee or assignee agree in writing to all provisions contained in this
Section 2 and that such transfer otherwise be effected in accordance with applicable securities laws.

        2.11 Standoff Agreement. Each Shareholder agrees in connection with the Company's initial public offering of the Company's securities in the United States, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters.

        2.12 Termination of Registration Rights. The rights granted under this
Section 2 shall terminate on the first to occur of (i) as to any Holder, at such time as such Holder is able to offer for sale all of its Registrable Securities within a given three-month period pursuant to Rule 144 of the Securities Act; or
(ii) as to any Holder, at such time as such Holder is able to convert its Registrable Securities to American Depositary Shares which are listed on the Nasdaq National Market pursuant to an effective registration statement filed pursuant to the Securities Act.

        2.13 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of the Company with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registerable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of

Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration. If any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held be such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or pursuant to any stock option plan or with respect to registrations under Sections 2.2 or 2.5 hereof, in order to include in such registration securities registered for the Company's own account.

        3. Preemptive Rights.

               3.1 General. Except for (i) securities issued pursuant to a public offering pursuant to an effective registration statement under the Securities Act, (ii) securities issued in connection with any stock split or stock dividend of the Company, or (v) equity shares of the Company's issued to the Promoters, employees, officers, or directors of, or contractors, consultants or advisors to, the Company pursuant to stock purchase or stock option plans, stock bonuses or awards, that are approved by the Company's Board of Directors, the Company or any of the Company's subsidiaries will not, nor will it permit any subsidiary to, authorize or issue any shares of stock of the Company or any of the Company's subsidiaries of any class and will not authorize, issue or grant any options, warrants, conversion rights or other rights to purchase or acquire any shares of stock of the Company of any class without offering the Shareholders the right of first refusal described below.

               3.2 Right of First Refusal. Each Shareholder holding equity shares of the Company shall have a right of first refusal to purchase an amount of securities of the Company of any class or kind which the Company proposes to sell in a non-registered private placement (other than the issuance of shares contemplated by Section 3.1 above) ("Preemptive Securities") sufficient to maintain such Shareholder's proportionate beneficial ownership interest in the Company (on an as-converted, fully diluted basis). If the Company wishes to make any such sale of Preemptive Securities, it shall give the Shareholders written notice of the proposed sale. The notice shall set forth (i) the Company's bona fide intention to offer Preemptive Securities and (ii) the material terms and conditions of the proposed sale (including the number of shares to be offered and the price, if any, for which the Company proposes to offer such shares), and shall constitute an offer to sell Preemptive Securities to the Shareholders on such terms and conditions. Any Shareholder may accept such offer by delivering a written notice of acceptance (an "Acceptance Notice") to the Company within ten
(10) days after receipt of the Company's notice of the proposed sale. Any Shareholder exercising its right of first refusal shall be entitled to participate in the purchase of Preemptive Securities on a pro rata basis to the extent necessary to maintain such Shareholder's proportionate beneficial ownership interest in the Company (such Shareholder's "Pro Rata Portion") (for purposes of determining such Shareholder's Pro Rata Portion, any Shareholder or other security holder shall be treated as owning that number of equity shares into which any outstanding convertible securities may be converted and for which any outstanding options may be exercised). The Company shall, in writing, inform each Shareholder which elects to purchase its Pro Rata Portion of Preemptive Securities of any other Shareholder's failure to do so, in which case the Shareholders electing to purchase such shares of Preemptive Securities shall have the right to purchase all of such shares on a pro rata basis. If any Shareholder who elects to exercise its right of first refusal does not complete the purchase of such Preemptive Securities within ten (10) days after delivery of its Acceptance Notice to the Company, the Company may complete the sale of Preemptive Securities on the terms and conditions specified in the Company's notice within the ninety (90) day period following the expiration of such ten
(10) day period. If the Company does not enter into an agreement for the sale of such shares within such ten (10) day period, or if such agreement is not consummated within such ninety (90) day period, the right provided hereunder shall be deemed to be revived and all future shares of Preemptive Securities shall not be offered unless first re-offered to the Shareholders in accordance with this Section 3. A Shareholder shall be entitled to apportion the right of first refusal hereby granted among itself and its partners and affiliates in such proportions it deems appropriate.

               3.3 Termination of Right of First Refusal. The right of first refusal granted under this Agreement shall terminate on the first to occur of
(i) as to any Holder, at such time as such Holder is able to offer for sale all of its Registrable Securities within a given three-month period pursuant to Rule 144 of the Securities Act; or (ii) as to any Holder, at such time as such Holder is able to convert its Registrable Securities to American Depositary Shares which are listed on the Nasdaq National Market pursuant to an effective registration statement filed pursuant to the Securities Act.

        4. Co-Sale Rights.

               4.1 General. Before any equity shares of the Company held by the Promoters may be sold or otherwise transferred (the "Offered Securities") by the Promoters (including transfer by gift, operation of law or other involuntary transfer, such as divorce or death, but excluding on death a transfer to the Promoter's Immediate Family as set forth in Section 4.9 below, but except in the event there is a registration statement covering the proposed transfer), each Investor holding the Company's equity shares shall have the right to participate in any sale to the Proposed Transferee (as defined below) upon the same terms and conditions as set forth in the Transfer Notice (as defined below), subject to the terms and conditions set forth in this Section 4.

               4.2 Notice of Proposed Transfer. Before the transfer of any Offered Securities, the Promoters shall deliver to the Company and the Investors a written notice (the "Transfer Notice") stating: (i) the Promoters' bona fide intention to sell or otherwise transfer such Offered Securities; (ii) the name of each proposed purchaser or other transferee (a "Proposed Transferee"); (iii) the number of Offered Securities to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Promoter proposes to transfer the Offered Securities (the "Offered Price").

               4.3 Right to Participate. An Investor shall exercise its right by delivering to the Promoters within ten (10) United States business days after receipt of the Transfer Notice, written notice of its intention to participate, specifying the number of shares Investor desires to sell to the Proposed Transferee. At the closing of the transaction, Investor shall deliver one or more certificates representing the number of equity shares which Investor elects to sell hereunder, duly endorsed for transfer to the Proposed Transferee.

               4.4 Qualified Participation. Each Investor shall have the right to sell up to that number of equity shares equal to the product of (i) the amount of Offered Securities multiplied by (ii) a fraction, the numerator of which is the number of equity shares owned by such Investor on the date of the Transfer Notice, and the denominator of which is the total number of equity shares owned by the Promoters, plus their Permitted Transferees pursuant to
Section 4.9 hereof, plus the total number of equity shares owned by the Investors as a group. In the event that Proposed Transferee desires to purchase a number of equity shares different from the amount of the Offered Securities, the amount that the Proposed Transferee desires to purchase shall be substituted for Offered Securities in the above equation for the purpose of determining each Investor's participation rights. In the event of Investor participation, the Promoters shall include such Investor equity shares in the sale at the consummation of the sale of the Offered Securities.

               4.5 Deed of Adherence. A sale to a Proposed Transferee will be valid only if such Proposed Transferee executes a Deed of Adherence in the form attached hereto in Exhibit B.

               4.6 Restrictions Imposed by Transferee. To the extent that any Proposed Transferee prohibits such assignment or otherwise refuses to purchase equity shares from any Investor exercising its rights of co-sale hereunder, the Promoters shall not sell to the Proposed Transferee any equity shares unless and until, simultaneously with such sale or transfer, the Promoters shall purchase such Shares from Investor on the same terms and conditions specified in the Transfer Notice.

               4.7 Continuing Rights. The exercise or non-exercise of the right to participate hereunder with respect to a particular sale by a Promoter shall not adversely affect any Investor's right to participate in subsequent sales by the Promoters pursuant to this Section 4.

               4.8 Invalid Transfers. Any sale, assignment or other transfer of Offered Securities by the Promoters contrary to the provisions of this Section 4 hereof shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the Offered Securities sold, assigned, or transferred for any purpose (including, without limitation, voting or dividend rights), unless and until the Promoters have satisfied the requirements of this
Section 4 with respect to such sale. The Promoters, as the case may be, shall provide the Company and the Investors with written evidence that such requirements have been met or waived prior to consummating any sale, assignment or other transfer of equity shares, and no equity shares shall be transferred on the books of the Company until such written evidence has been received by the Company and the Investors.

               4.9 Permitted Transferees. The participation rights set forth in Sections 3 and 4 above shall not apply to (i) any pledge of the Company's equity shares made by the Promoters which creates a mere security interest; (ii) the transfer to the Promoters' relatives by blood, marriage or adoption

(each a member of the Promoters' "Immediate Family"); (iii) the transfer to a trust established by the Promoters for the benefit of one or more members of the Promoters' Immediate Family; or (iv) the transfer of shares currently held by an individual Promoter to another Promoter that was approved by the Company's Board of Directors, which approval shall not be unreasonably withheld, provided in each case that the recipient of such equity shares shall receive and hold such equity shares so transferred subject to the provisions of this Agreement.

               4.10 Termination of Co-Sale Rights. The rights granted under this
Section 4 shall terminate on the first to occur of (i) the consummation of the initial public offering of the Company's securities pursuant to a effective registration statement filed under Indian law for a offering of the Company's securities on a Stock Exchange; (ii) as to any Holder, at such time as such Holder is able to offer for sale all of its Registrable Securities within a given three-month period pursuant to Rule 144 of the Securities Act; (iii) as to any Holder, at such time as such Holder is able to convert its Registrable Securities to American Depositary Shares which are listed on the Nasdaq National Market pursuant to an effective registration statement filed pursuant to the Securities Act; or (iii) the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company's assets to another corporation, unless the shareholders of the Company shall own at least 51% of the capital stock of such other corporation immediately after such merger, consolidation or sale.

        5. Company Covenants.

               5.1 Employment Labor Laws. The Company shall observe on a continuing basis all applicable laws relating to child labor, acceptable work conditions, minimum wages, work hours, occupational health and safety, applicable to the business in which the Company is engaged. The Company shall not use forced labor or prevent employees from lawfully exercising their right of free association and to organize and bargain collectively.

               5.2 Insurance. The Company shall maintain in full force and effect, public liability and other insurance cover in respect of all its assets in accordance with sound commercial practice for the business in which the Company is engaged.

               5.3 Resignation of Directors. The Company hereby confirms that in accordance with the provisions of its Articles of Association resignation by any director appointed by the Investors is not required to be approved by the Board of Directors for the same becoming effective.

               5.4 Compliance with Environmental, Health and Safety Laws. The Company shall comply on a continuing basis with the provisions of all Indian environmental, health and safety laws, rules and regulations and the environmental standards promulgated by the World Bank from time to time as applicable to the business in which the Company is engaged, and shall, upon request, furnish to the Investors a certificate to that effect within 15 days of the end of each calendar year.

               5.5 Share Certificates. The Company shall issue share certificates in such lots, as may be required by the Investors, and shall agree to sub-divide or consolidate the same at any time, if required by the Investors, without payment of any fee.

               5.6 Material Events. The Company shall inform the Investors promptly of all material events such as labor strikes, lockouts, shutdowns, fires or other similar events reasonably likely to have a material adverse affect on the operations of the Company.

               5.7 Force Majeure. The Company shall promptly inform the Investors of any loss or damage that the Company may suffer due to any force majeure circumstances or act of God, such as earthquake, flood, tempest or typhoon, against which the Company may not have insured its properties.

               5.8 Investor Consents. So long as the equity shares of the Company are not traded on either the Nasdaq National Market or a Stock Exchange, the Company, without the written consent of a majority of the equity shares then held by the Investors, shall not:

                      (a) pay any commission to its promoters, directors, managers or other persons for furnishing guarantees, counter guarantees or indemnities or for undertaking any other liability in connection with any financial assistance obtained for or to the Company.

                      (b) undertake any new project, diversification modernization or substantial expansion of its existing projects, The word "substantial" shall have the same meaning as under the Industries (Development and Regulation) Act, 1951.

                      (c) issue any debentures, raise any loans, accept deposits from public, issue equity or preference capital, change its capital structure or create any charge on its assets or give any guarantees. This provision shall not apply to normal trade guarantees or temporary loans and advances granted to staff or contractors or suppliers in the ordinary course of business or to raising of unsecured loans, overdrafts, cash credit or other facilities from bank in the ordinary course of business. Additionally, the Company shall not sanction any loans to any of its Directors or to any persons having substantial managerial powers.

               5.9 Confidentiality. The terms and conditions of this Agreement, including its existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party, except in accordance with the provisions set forth below:

                      (a) Press Releases. Within 60 (sixty) days of the Effective Date, the Company may issue a press release disclosing that an Investor has agreed to invest in the Company, provided that the release does not disclose any of the terms of this Agreement and is approved in advance and in writing by such Investor. No announcement regarding any Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public, may be made without such Investor's prior written consent.

                      (b) Permitted Disclosures. Notwithstanding the foregoing,
(i) any party may disclose any of the terms of this Agreement to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case, only where such persons or entities are under appropriate nondisclosure obligations; (ii) any party may disclose (other than in a press release or other public announcement described above) solely the fact that an Investor is an investor in the Company to any third parties without the requirement of consent of any other party or nondisclosure obligations; and
(iii) an Investor may disclose its investment in the Company and the terms of this Agreement to third parties or to the public at its sole discretion and, if it does so, the Company shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by an Investor.

                      (c) Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to any security laws and regulations) to disclose the existence of this Agreement or any of the terms hereof in contravention of the foregoing provisions, such party (the "Disclosing Party") shall provide to the other parties ("Nondisclosing Parties") with prompt written notice of the fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Nondisclosing Party.

        6. Miscellaneous.

               6.1 Creation of Encumbrance on Equity Shares. Unless otherwise permitted by this Agreement, no Shareholder shall be entitled to pledge, hypothecate, create a charge or encumbrance or otherwise create any security, interest or lien, either directly or indirectly, in any manner, on all or any of its equity shares in the Company.

               6.2 Additional Investors. Additional Shareholders may be added to this Agreement and such Shareholders may become party to this Agreement, upon execution and delivery to the Company of signature pages hereto.

               6.3 Waivers and Amendments. With the written consent of the record or beneficial holders of the equity shares then held by the Investors, the rights and obligations of the Company and the holders of Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such consent shall be required for the purpose of adding to this Agreement a Shareholder pursuant to Section 6.2. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 6.3.

               6.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by an internationally recognized courier or forty-eight (48) hours after being deposited with the Post Office, (by registered mail, postage prepaid) addressed:
(a) if to the Company, at Sterling Center, 4th Floor, Dr. Annie Besant Road, Worli, Mumbai, 400 018 India (or at such other address as the Company shall have furnished to the Holders in writing) attention of President and (b) if to a Holder, at the latest address of such person shown on the Company's records.

               6.5 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

               6.6 Governing Law. This Agreement shall be governed by and interpreted under the laws of the Republic of India.

               6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

               6.8 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               6.9 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

               6.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

               6.11 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Shareholder under this Agreement are several rights, not rights jointly held with any other Shareholder. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Shareholder shall not affect the validity, legality or enforceability of this Agreement with respect to the other Shareholder. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

               6.12 Stock Splits. All references to numbers of equity shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

               6.13 Aggregation of Stock. All equity shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        7. Arbitration. In the event a dispute arises in connection with the interpretation or implementation of this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultations. If the dispute is not resolved through friendly consultations within sixty (60) days after commencement of discussions or such longer period as the parties agree to in writing, then either party may refer the dispute for resolution by arbitration in accordance with the Arbitration and Conciliation Act, 1996 as follows:

                      (a) All proceedings in any such arbitration shall be conducted in English. The venue of the arbitration proceedings shall be Mumbai, India.

                      (b) There shall be three (3) arbitrators, all of whom shall be fluent in English a majority of the equity shares then held by the Investors and the Promoters shall each appoint one arbitrator and the appointed arbitrators shall appoint the third arbitrator who shall serve as the presiding arbitrator.

                      (c) The arbitration award shall be final and binding on the parties, and the parties agree to be bound thereby and to act accordingly.

                      (d) The panel may, (but shall not be required to), award to a party that substantially prevails on merits, its costs and reasonable expenses (including reasonable fees of its counsel).

                      (e) When any dispute is under arbitration, except for the matters under dispute, the parties shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement.

        8. Termination. The Agreement shall terminate with regard to a Shareholder who transfers all its shares and no longer holds any equity shares of the Company.

        9. Supercession. Upon the completion of a public offering of its securities by the Company in the United States, this Agreement shall amend and restate in their entirety, the Prior Agreements; provided, however that any representations (but not covenants) made by the Company and the Promoters in the Prior Agreements shall survive and not be amended and restated hereby.

        10. Transferability of Equity Securities. Each of the Investors may transfer any or all of the equity securities of the Company that it owns to an Affiliate (which in turn may transfer any or all of those securities to another Affiliate of such Investor), and such transfers shall not be subject to the participation rights set forth in Sections 3 and 4 hereof.

        The foregoing Agreement is hereby executed as of the date first above written.


                                         REDIFF COMMUNICATION LIMITED


                                         By: /s/ AJIT BALAKRISHNAN
                                            -----------------------------------

                                         Name:   Ajit Balakrishnan
                                              ---------------------------------

                                         Title:
                                               --------------------------------



THE PROMOTERS:                           /s/ AJIT BALAKRISHNAN
                                         ---------------------------------------
                                         Ajit Balakrishnan

                                         /s/ AJIT BALAKRISHNAN
                                         ---------------------------------------
                                         Rediffusion Advertising Private Limited

                                         /s/ ARUN NANDA
                                         ---------------------------------------
                                         Diwan Arun Nanda


    [SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS' RIGHTS AGREEMENT]

THE INVESTORS:                           Draper India International

                                         By: /s/ WILLIAM H. DRAPER, III
                                            -----------------------------------

                                         Name:   William H. Draper, III
                                              ---------------------------------

                                         Title:
                                               --------------------------------

                                         Queenswood Investments Limited

                                         By: /s/ DALIP PATHAK
                                            -----------------------------------

                                         Name:   Dalip Pathak
                                              ---------------------------------

                                         Title:  Director
                                               --------------------------------

                                         Intel Corporation

                                         By: /s/ NOEL LAZO
                                            -----------------------------------

                                         Name:   Noel Lazo
                                              ---------------------------------

                                         Title:  Assistant Treasurer
                                               --------------------------------

                                         Pacific Century Cyberworks (India)
                                           Limited

                                         By: /s/ MICHAEL CHUNG
                                            -----------------------------------

                                         Name:   Michael Chung
                                              ---------------------------------

                                         Title:  Director
                                               --------------------------------

                                         Citicorp. Finance (India) Limited

                                         By: /s/ S. VENKATACHALAN
                                            -----------------------------------

                                         Name:   S. Venkatachalan
                                              ---------------------------------

                                         Title:  Director
                                               --------------------------------

                                         GE Capital Services India

                                         By: /s/ KISLAY KUMAR KANTH
                                            -----------------------------------

                                         Name:  Kislay Kumar Kanth
                                              ---------------------------------

                                         Title: AVP (Equity Group)
                                               --------------------------------

    [SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS' RIGHTS AGREEMENT]

                                    EXHIBIT A

                            SCHEDULE OF SHAREHOLDERS





          Type of Shareholder              Number of Pre-SplitShares
          -------------------              -------------------------
Investors:
----------

  Draper-India International                   1,100,000

  Intel Corporation                              322,500

  Queenswood Investments Limited                 681,500

  Citicorp Finance (India) Limited               240,900

  Pacific Century Cyberworks (India)             265,000
  Limited

  GE Capital Services India                      265,000

Promoters:
----------

  Ajit Balakrishnan                              550,095

  Rediffusion Advertising Private
  Limited                                      1,100,001

  Diwan Arun Nanda                               550,100

                    Total                      4,810,096

                                    EXHIBIT C


                                DEED OF ADHERENCE



        This Deed of Adherence is made this ____day of ________, ____.


        BETWEEN


        ____________, hereinafter called "the Covenantor" which expression shall, unless repugnant to the meaning or context thereof be deemed to include its successors and permitted assigns) to whom the Shares of ____________ (hereinafter referred to as "the Company") have been transferred by ____________ ("the Transferor");


        AND


        The Company


        AND


        ____________, ("the Continuing Shareholders").

        THIS DEED IS SUPPLEMENTAL to the Shareholders Agreement ("the Agreement") made the _________day of ____________, 1999 between the Transferor, the Company, and the Continuing Shareholders.

        NOW THEREFORE THIS DEED OF ADHERENCE WITNESSETH AS FOLLOWS:

        In consideration of the Transferor having transferred its Shares to the Covenantor and in consideration of having agreed to such transfer, the Covenantor hereby agrees and undertakes as follows:

        1. The Covenantor hereby confirms that a copy of the Agreement and the Articles of Association of the Company have been made available to it and hereby covenants with the Continuing Shareholders and the Company to observe, perform and be bound by all the terms, obligations, rights and liabilities which are capable of applying to the Covenantor and the Covenantor shall be deemed to be a Shareholder with effect from the date on which the Covenantor is registered as a member of the Company to be a Party to the Agreement and to be a shareholder.

        2. The Covenantor hereby covenants that it shall do nothing that derogates from the provisions of the Agreement or the Articles of Association.

        3. The Covenantor undertakes with the Transferor that he will enter into such affairs which the Transferor may have entered into and shall use its reasonable endeavors to obtain the Transferor's release therefrom as soon as reasonably practicable. Until such release is obtained, the Covenantor undertakes to indemnify the Transferor and keep the Transferor fully and effectively indemnified against all liabilities that the Transferor may incur in respect of such guarantees or indemnities.

        This Deed of Adherence shall be governed in all respects by the laws of India. Executed as a DEED the day and year first before written.

For the Covenantor



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By:
Title:


For the Transferor



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By:
Title:


For the Continuing Shareholders



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By:
Title: